Exhibit 99.1

UNDER ARMOUR ENTERS INTO DEFINITIVE AGREEMENT TO SELL THE MYFITNESSPAL PLATFORM TO FRANCISCO PARTNERS

BALTIMORE, Oct. 30, 2020 – Under Armour, Inc. (NYSE: UA, UAA), a global leader in branded athletic performance apparel, footwear and accessories, today announced that it has entered into a definitive agreement to sell the MyFitnessPal platform to Francisco Partners.

“As part of our ongoing transformation, we are committed to actively managing our business to ensure that our strategies and assets are prioritized to connect even more deeply with our target consumer – the Focused Performer,” said Under Armour President and CEO Patrik Frisk. “This announcement reduces the complexity of our consumer’s brand journey by empowering sharper alignment with our long-term digital strategy as we work towards a singular, cohesive UA ecosystem. Additionally, it affords us investment flexibility to drive greater return and value to our shareholders over the long-run.”

“MyFitnessPal supports over 200 million users in their ongoing health and fitness journeys and we are excited to partner with the business for its next stage as a standalone company to continue a strong history of recurring revenue growth, organic user acquisition and a unique consumer proposition,” said Christine Wang, Principal at Francisco Partners.

The transaction value is $345 million, inclusive of the achievement of potential earn-out payments and subject to working capital and other customary adjustments. The transaction, which is expected to close in the fourth quarter of 2020, is subject to customary closing conditions and regulatory approvals. PJ SOLOMON has served as exclusive financial advisor to Under Armour on the transaction. King & Spalding LLP is acting as legal advisor. Paul Hastings LLP and Kirkland & Ellis LLP are acting as legal advisors to Francisco Partners.

MyFitnessPal is currently reported within Under Armour’s Connected Fitness segment, which also contains the MapMyFitness and Endomondo platforms. In conjunction with this announcement, the company also announced that it would discontinue its Endomondo platform’s operations at the end of 2020. The MapMyFitness platform, which includes MapMyRun and MapMyRide, remains a crucial element of Under Armour’s digital strategy, as does its connected footwear business.

About Under Armour, Inc.

Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer and distributor of branded athletic performance apparel, footwear and accessories. Powered by one of the world’s largest digitally connected fitness and wellness communities, Under Armour’s innovative products and experiences are designed to help advance human performance, making all athletes better. For further information, please visit https://about.underarmour.com.

About Francisco Partners

Francisco Partners is a leading global investment firm that specializes in partnering with technology and technology-enabled businesses. Since its launch over 20 years ago, Francisco Partners has raised over $24 billion in committed capital and invested in more than 300 technology companies, making it one of the most active and longstanding investors in the technology industry. The firm invests in opportunities where its deep sectoral knowledge and operational expertise can help companies realize their full potential. For more information on Francisco Partners, please visit franciscopartners.com.

Forward Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding the expected sale of our MyFitnessPal business and related benefits to our company. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “assumes,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance, or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Several important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to those identified in our most recent annual and quarterly reports filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

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Under Armour Contacts:
Lance Allega	Blake Simpson
SVP, Investor Relations &	SVP, Global Communications,
Corporate Development	Community Impact & Events
(410) 246-6810	(443) 630-9959